Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of our report dated February 22, 2019 relating to the consolidated financial statements and financial statement schedule of UP Fintech Holding Limited, its subsidiaries, its consolidated variable interest entities (the “VIEs”) and the VIEs’ subsidiaries appearing in the Prospectus, which is part of its Registration Statement on Form F-1 (No. 333-229808).

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

June 3, 2019